EXHIBIT 23.3

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1998, except as to the information presented in Note 18, for which the date is March 20, 1998, which appears on page F-6 of the Millennium Chemicals Inc. Annual Report on Form 10-K for the year ended December 31, 1997.




Coopers & Lybrand L.L.P.        Price Waterhouse LLP
Houston, Texas                   Morristown, New Jersey
May 15, 1998                     May 15, 1998